UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 15, 2013

PHILLIPS EDISON – ARC

SHOPPING CENTER REIT INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	006-54691	27-1106076
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer
or organization)		Identification No.)

11501 Northlake Drive

Cincinnati, Ohio 45249

(Address of principal executive offices)

(Zip Code)

(513) 554-1110

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Pursuant to the requirements of the Securities Exchange Act of 1934, Phillips Edison – ARC Shopping Center REIT Inc. (the “Company”) hereby amends the following Current Reports on Form 8-K to provide the required financial information:

•         Current Report on Form 8-K filed on January 22, 2013 and amended on February 19, 2013 to provide the required financial information relating to the Company’s acquisition of a portfolio consisting of seven shopping centers (the “Atlanta Portfolio”), located in Acworth, Georgia; Ellenwood, Georgia; Alpharetta, Georgia; Buford, Georgia; Mableton, Georgia; McDonough, Georgia; and Marietta, Georgia, as described in that Current Report; and

•         Current Report on Form 8-K filed on February 4, 2013 to provide the required financial information relating to the Company’s acquisition of Fairlawn Town Centre, located in Fairlawn, Ohio, as described in that Current Report.

After reasonable inquiry, the Company is not aware of any material factors relating to the Atlanta Portfolio or Fairlawn Town Centre that would cause the reported revenues and certain operating expenses relating to it not to be necessarily indicative of future operating results.

Item 9.01                               Financial Statements and Exhibits.

		Page

(a)	Financial Statements of Businesses Acquired.

	Atlanta Portfolio

	Independent Auditors’ Report	3

	Combined Statement of Revenues and Certain Operating Expenses for the year ended December 31, 2012	4

	Notes to the Combined Statement of Revenues and Certain Operating Expenses for the year ended December 31, 2012	5

	Fairlawn Town Centre

	Independent Auditors’ Report	7

	Statement of Revenues and Certain Operating Expenses for the year ended December 31, 2012	8

	Notes to the Statement of Revenues and Certain Operating Expenses for the year ended December 31, 2012	9

(b)	Pro Forma Financial Information.

	Unaudited Pro Forma Condensed Consolidated Financial Information	11

	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2012	12

	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2012	13

	Notes to Unaudited Pro Forma Condensed Consolidated Financial Information	14

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of

Phillips Edison – ARC Shopping Center REIT Inc.

Cincinnati, Ohio

We have audited the accompanying combined statement of revenues and certain operating expenses of the Atlanta Portfolio, a group of seven shopping centers in the Atlanta, Georgia area (collectively, the “Properties”), for the year ended December 31, 2012, and the related notes (the “Combined Historical Summary”).  These entities are under common ownership and management.

Management's Responsibility for the Combined Historical Summary

Management is responsible for the preparation and fair presentation of this Combined Historical Summary in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Combined Historical Summary that is free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on the Combined Historical Summary based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Historical Summary is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Combined Historical Summary. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the Combined Historical Summary, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Properties’ preparation and fair presentation of the Combined Historical Summary in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Properties’ internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Combined Historical Summary.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Combined Historical Summary referred to above presents fairly, in all material respects, the combined revenue and certain operating expenses described in Note 1 of the Properties for the year ended December 31, 2012, in accordance with accounting principles generally accepted in the United States of America.

Emphasis-of-Matter

We draw attention to Note 1 to the Combined Historical Summary, which describes that the accompanying Combined Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the Properties’ combined revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio

April 3, 2013

Atlanta Portfolio
Combined Statement of Revenues and Certain Operating Expenses
For the Year Ended December 31, 2012
(in thousands)

Year Ended
December 31,
2012

Revenues
Rental income	$5,618
Tenant recovery income	1,348
Other property income	28
Total revenues	6,994

Certain Operating Expenses
Property operating	1,256
Real estate taxes	814
General and administrative	1
Total certain operating expenses	2,071

Revenues in excess of certain operating expenses	$4,923

See accompanying Notes to the Combined Statement of Revenues and Certain Operating Expenses.

Atlanta Portfolio

Notes to the Combined Statement of Revenues and Certain Operating Expenses

For the Year Ended December 31, 2012

1.  ORGANIZATION AND BASIS OF PRESENTATION

Between January 15, 2013 and February 13, 2013, Phillips Edison – ARC Shopping Center REIT Inc. (the “Company”) purchased the Atlanta Portfolio, a portfolio consisting of seven shopping centers containing 587,367 rentable square feet (unaudited) located in Acworth, Georgia; Ellenwood, Georgia; Alpharetta, Georgia; Buford, Georgia; Mableton, Georgia; McDonough, Georgia; and Marietta, Georgia, from one seller for approximately $69.7 million, exclusive of closing costs.  The acquisition and related expenses were funded with proceeds from the Company’s ongoing public offering, proceeds from a secured syndicated revolving credit facility led by KeyBank National Association, and proceeds from an unsecured syndicated revolving credit facility led by KeyBank National Association.

The combined statement of revenues and certain operating expenses (the “Combined Historical Summary”) of the Atlanta Portfolio has been prepared for the purpose of complying with the provisions of Rule 3-14 of Regulation S-X promulgated by the United States Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included in certain filings with the SEC.  The Combined Historical Summary is not intended to be a complete presentation of the combined revenues and operating expenses of the Atlanta Portfolio.  The combined statement of revenues and certain operating expenses excludes items that may not be comparable to the future operations of the Atlanta Portfolio, such as depreciation, amortization, and interest on debt not assumed.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Reporting and Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions of the reported amounts of revenues and certain operating expenses during the reporting period.  Actual results may differ from those estimates.

Revenue Recognition — The Atlanta Portfolio leases space to retail tenants under leases with varying terms, which are accounted for as operating leases. The properties recognize minimum rents on the straight-line method over the terms of the leases regardless of when payments are due. Certain leases also provide for additional revenue based on contingent percentage revenue, which is recorded on an accrual basis once the specified target that triggers this type of revenue is achieved. Percentage revenue was $18,000 for the year ended December 31, 2012.  The leases also typically provide for tenant recoveries of common area maintenance (CAM) costs, real estate taxes, and other operating expenses. These recoveries are recognized as revenue in the period the applicable costs are incurred. Most tenants pay estimated monthly CAM amounts and are billed the shortfalls or credited the overpayments annually, with the exclusion of tenants with gross leases.

Straight-line rental revenue was higher than the current amount required to be paid by tenants by $76,000 for the year ended December 31, 2012.

Repairs and Maintenance — Expenditures for normal, recurring, or periodic maintenance are charged to expense when incurred and are included in property operating expenses. Renovations which improve or extend the life of the asset are capitalized.

Subsequent Events —  The Company has evaluated subsequent events through April 3, 2013, the date the Combined Historical Summary was available to be issued, to determine if either recognition or disclosure of significant events or transactions is required.  The Company has determined that no such recognition or disclosure is required.

3.  LEASES

Minimum future rentals of the Atlanta Portfolio to be received under noncancelable operating leases in effect as of December 31, 2012, assuming no new or renegotiated leases or option extensions on lease agreements are as follows:

Years Ending
December 31

2013	$5,303,000
2014	4,945,000
2015	4,454,000
2016	3,965,000
2017	2,995,000
Thereafter	7,842,000

Total	$29,504,000

The minimum future rental income represents the base rent required to be paid by the tenants under the terms of their leases, exclusive of operating expense recoveries.

4.  CONCENTRATIONS

The percentages of rental income from tenants who individually represent more than 10% of the rental income of the Atlanta Portfolio for the year ended December 31, 2012 are as follows:

Tenant	Percent of Rental Revenue

Kroger	43%
Publix	16%

* * * * * *

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of

Phillips Edison – ARC Shopping Center REIT Inc.

Cincinnati, Ohio

We have audited the accompanying statement of revenues and certain operating expenses of Fairlawn Town Centre, a shopping center located in Fairlawn, Ohio, (the “Property”), for the year ended December 31, 2012, and the related notes (the “Historical Summary”).

Management's Responsibility for the Historical Summary

Management is responsible for the preparation and fair presentation of this Historical Summary in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Historical Summary that is free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on the Historical Summary based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Historical Summary. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the Historical Summary, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Property’s preparation and fair presentation of the Historical Summary in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Historical Summary.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenue and certain operating expenses described in Note 1 to the Historical Summary of the Property for the year ended December 31, 2012, in accordance with accounting principles generally accepted in the United States of America.

Emphasis-of-Matter

We draw attention to Note 1 to the Historical Summary, which describes that the accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the Property’s revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio

April 3, 2013

Fairlawn Town Centre
Statement of Revenues and Certain Operating Expenses
For the Year Ended December 31, 2012
(in thousands)

Year Ended
December 31,
2012

Revenues
Rental income	$3,668
Tenant recovery income	786
Total revenues	4,454

Certain Operating Expenses
Property operating	689
Real estate taxes	599
General and administrative	9
Total certain operating expenses	1,297

Revenues in excess of certain operating expenses	$3,157

See accompanying Notes to the Statement of Revenues and Certain Operating Expenses.

Fairlawn Town Centre

Notes to the Statement of Revenues and Certain Operating Expenses

For the Year Ended December 31, 2012

1.  ORGANIZATION AND BASIS OF PRESENTATION

On January 30, 2013, Phillips Edison – ARC Shopping Center REIT Inc. (the “Company”) purchased Fairlawn Town Centre, a shopping center containing 348,255 rentable square feet (unaudited) located in Fairlawn, Ohio, for approximately $42.2 million, exclusive of closing costs.  The acquisition and related expenses were funded with proceeds from the Company’s ongoing public offering, proceeds from a secured syndicated revolving credit facility led by KeyBank National Association, and proceeds from an unsecured syndicated revolving credit facility led by KeyBank National Association.

The statement of revenues and certain operating expenses (the “Historical Summary”) of Fairlawn Town Centre has been prepared for the purpose of complying with the provisions of Rule 3-14 of Regulation S-X promulgated by the United States Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included in certain filings with the SEC.  The Historical Summary is not intended to be a complete presentation of the revenues and operating expenses of Fairlawn Town Centre.  The statement of revenues and certain operating expenses excludes items that may not be comparable to the future operations of Fairlawn Town Centre, such as depreciation, amortization, and interest on debt not assumed.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Reporting and Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions of the reported amounts of revenues and certain operating expenses during the reporting period.  Actual results may differ from those estimates.

Revenue Recognition —Fairlawn Town Centre leases space to retail tenants under leases with varying terms, which are accounted for as operating leases. The property recognizes minimum rents on the straight-line method over the terms of the leases regardless of when payments are due. The leases also typically provide for tenant recoveries of common area maintenance (CAM) costs, real estate taxes, and other operating expenses. These recoveries are recognized as revenue in the period the applicable costs are incurred. Most tenants pay estimated monthly CAM amounts and are billed the shortfalls or credited the overpayments annually, with the exclusion of tenants with gross leases.

Straight-line rental revenue was higher than the current amount required to be paid by tenants by $69,000 for the year ended December 31, 2012.

Repairs and Maintenance — Expenditures for normal, recurring, or periodic maintenance are charged to expense when incurred and are included in property operating expenses. Renovations which improve or extend the life of the asset are capitalized.

Subsequent Events —  The Company has evaluated subsequent events through April 3, 2013, the date the Historical Summary was available to be issued, to determine if either recognition or disclosure of significant events or transactions is required.  The Company has determined that no such recognition or disclosure is required.

3.  LEASES

Minimum future rentals of Fairlawn Town Centre to be received under noncancelable operating leases in effect as of December 31, 2012, assuming no new or renegotiated leases or option extensions on lease agreements are as follows:

Years Ending
December 31

2013	$3,851,000
2014	3,356,000
2015	2,655,000
2016	2,267,000
2017	2,012,000
Thereafter	12,215,000

Total	$26,356,000

The minimum future rental income represents the base rent required to be paid by the tenants under the terms of their leases, exclusive of operating expense recoveries.

4.  CONCENTRATIONS

The percentages of rental income from tenants who individually represent more than 10% of the rental income of Fairlawn Town Centre for the year ended December 31, 2012 are as follows:

Tenant	Percent of Rental Revenue

Giant Eagle	27%
Marc's	11%

* * * * * *

Phillips Edison – ARC Shopping Center REIT Inc.

Unaudited Pro Forma Condensed Consolidated Financial Information

Between January 15, 2013 and February 13, 2013, the Company purchased a portfolio consisting of seven shopping centers containing 587,367 rentable square feet located in Acworth, Georgia; Ellenwood, Georgia; Alpharetta, Georgia; Buford, Georgia; Mableton, Georgia; McDonough, Georgia; and Marietta, Georgia (the “Atlanta Portfolio”) for approximately $69.7 million, exclusive of closing costs.  The acquisition and related expenses were funded with proceeds from the Company’s ongoing public offering, proceeds from a secured syndicated revolving credit facility led by KeyBank National Association (the “Secured Credit Facility”), and proceeds from an unsecured syndicated revolving credit facility led by KeyBank National Association (the “Unsecured Credit Facility”).  The Atlanta Portfolio was purchased from Equity One, Inc., which is not affiliated with the Company, its advisor or its sub-advisor.

On January 30, 2013, the Company purchased a shopping center containing 348,255 rentable square feet located in Fairlawn, Ohio (“Fairlawn Town Centre”) for approximately $42.2 million, exclusive of closing costs.  The acquisition and related expenses were funded with proceeds from the Company’s ongoing public offering, proceeds from the Secured Credit Facility, and proceeds from the Unsecured Credit Facility.  Fairlawn Town Centre was purchased from AG/WP Fairlawn Owner, LLC, which is not affiliated with the Company, its advisor or its sub-advisor.

In the Company’s opinion, all material adjustments necessary to reflect the effects of the above transactions have been made.  Although we do not anticipate any changes in the Atlanta Portfolio or Fairlawn Town Centre fair value measurements, the measurements may be subject to change within 12 months of the business combination date if new facts or circumstances that were previously unknown but existed as of the business combination date are brought to the Company’s attention.

The following unaudited pro forma condensed consolidated balance sheet as of December 31, 2012 is presented as if the Company acquired the Atlanta Portfolio and Fairlawn Town Centre on December 31, 2012.  The following unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2012 is presented as if the Company had acquired the Atlanta Portfolio and Fairlawn Town Centre on January 1, 2012.  This unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical financial statements and notes thereto as filed in the Company’s annual report on Form 10-K for the year ended December 31, 2012 and are not necessarily indicative of what the actual financial position or results of operations would have been had the Company completed the transactions as of the beginning of the periods presented, nor is it necessarily indicative of future results.

Phillips Edison – ARC Shopping Center REIT Inc.
Pro Forma Condensed Consolidated Balance Sheet (Unaudited)
(in thousands)

	December 31,
	2012	Pro Forma		Pro Forma
	as Reported	Adjustments		December 31,
	(a)			2012

ASSETS
Investment in real estate assets, net	$283,858	$105,315	(b)	$389,173
Cash and cash equivalents	7,654	(4,464)	(c)	3,190
Restricted cash	1,053	8	(b)	1,061
Accounts receivable, net	2,707	-		2,707
Prepaid expenses and other, net	30,138	8,321	(b)	38,459
Total assets	$325,410	$109,180		$434,590

LIABILITIES AND EQUITY
Liabilities:
Mortgages and loans payable	$159,007	$89,074	(c)	$248,081
Acquired below market lease intangibles, net	4,892	1,449	(b)	6,341
Accounts payable	533	-		533
Accounts payable – affiliates	3,634	-		3,634
Accrued expenses and other liabilities	5,073	-		5,073
Total liabilities	173,139	90,523		263,662

Commitments and contingencies	-	-		-

Equity:
Preferred stock	-	-		-
Common stock	138	20	(c)	158
Additional paid-in capital	118,238	20,227	(c)	138,465
Accumulated deficit	(11,720)	(1,590)	(b)	(13,310)
Total stockholders' equity	106,656	18,657		125,313
Noncontrolling interests	45,615	-	(c)	45,615
Total equity	152,271	18,657		170,928
Total liabilities and equity	$325,410	$109,180		$434,590

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information.

Phillips Edison – ARC Shopping Center REIT Inc.
Pro Forma Condensed Consolidated Statement of Operations (Unaudited)
For the Year Ended December 31, 2012
(in thousands, except per share amounts)

		Combined
		Statements of
	Year Ended	Revenues and
	December 31,	Certain	Other Pro	Pro Forma
	2012	Operating	Forma	Year Ended
	as Reported	Expenses	Adjustments	December 31,
	(a)	(b)	(c)	2012

Revenues:
Rental income	$13,828	$9,286	$1,942	$25,056
Tenant recovery income	3,635	2,134	389	6,158
Other property income	87	28	11	126
Total revenues	17,550	11,448	2,342	31,340

Expenses:
Property operating	2,957	1,945	501	5,403
Real estate taxes	2,055	1,413	164	3,632
General and administrative	1,717	10	1,168	2,895
Acquisition expenses	3,981	-	(643)	3,338
Depreciation and amortization	8,094	-	6,243	14,337
Total expenses	18,804	3,368	7,433	29,605

Operating (loss) income	(1,254)	8,080	(5,091)	1,735

Interest expense, net	(3,020)	-	(2,727)	(5,747)
Other income	1	-	-	1

Net (loss) income	(4,273)	8,080	(7,818)	(4,011)
Net loss attributable to noncontrolling interests	927	-	(378)	549
Net (loss) income attributable to Company shareholders	$(3,346)	$8,080	$(8,196)	$(3,462)

Per share information – basic and diluted:
Basic and diluted loss per share	$(0.51)			$(0.22)
Weighted-average basic and diluted common shares
outstanding	6,509,470			15,835,508	(j)

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information.

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2012

a.              Reflects the Company’s historical balance sheet as of December 31, 2012.

b.             Reflects the acquisitions of the Atlanta Portfolio and Fairlawn Town Centre for $69,650,000 and $42,200,000, respectively.  Acquisition costs of $1,590,000 were expensed as incurred.  The Company used proceeds from its ongoing public offering, proceeds from the Secured Credit Facility, and proceeds from the Unsecured Credit Facility to fund the acquisition.  The Company has allocated its purchase price to the assets and liabilities below (amounts in thousands):

	Atlanta	Fairlawn
Description	Portfolio	Town Centre	Totals

Land	$17,338	$7,180	$24,518
Building and improvements	48,574	32,223	80,797
Total investment in real estate	65,912	39,403	105,315
Acquired above-market lease values	1,378	929	2,307
Acquired in-place lease values	3,199	2,478	5,677
Acquired below-market lease values	(839)	(610)	(1,449)
Total assets acquired and liabilities assumed	$69,650	$42,200	$111,850

The Company capitalized $97,000 and $81,000 related to financing the acquisitions and $97,000 and $62,000 for prepaid insurance for the Atlanta Portfolio and Fairlawn Town Centre, respectively.  These costs, in addition to those allocated from the purchase price, are included in prepaid expenses and other assets on the unaudited pro forma condensed consolidated balance sheet as shown below (amounts in thousands):

	Atlanta	Fairlawn
Description	Portfolio	Town Centre	Totals

Above-market lease values	$1,378	$929	$2,307
In-place lease values	3,199	2,478	5,677
Prepaid insurance	97	62	159
Deferred financing costs	97	81	178
Total prepaid expenses and other assets	$4,771	$3,550	$8,321

The Company has allocated the purchase price to the above tangible and identified intangible assets acquired and intangible liabilities assumed based on their fair values in accordance with generally accepted accounting principles as follows:

Estimates of future cash flows, estimates of replacement cost, and other valuation techniques that we believe are similar to those used by independent appraisers are used to allocate the purchase price of each identifiable asset acquired and liabilities assumed such as land, buildings and improvements, equipment and identifiable intangible assets and liabilities, such as amounts related to in-place leases, acquired above- and below-market leases, tenant relationships, asset retirement obligations, mortgage notes payable and any goodwill or gain on purchase. Acquisition-related costs are expensed as incurred.

The fair value of buildings and improvements is determined on an as-if-vacant basis.  The estimated fair value of acquired in-place leases is the costs we would have incurred to lease the properties to the occupancy level of the properties at the date of acquisition. Such estimates include leasing commissions, legal costs and other direct costs that would be incurred to lease the properties to such occupancy levels. Additionally, we evaluate the time period over which such occupancy levels would be achieved. Such evaluation includes an estimate of the net market-based rental revenues and net operating costs (primarily consisting of real estate taxes, insurance and utilities) that would be incurred during the lease-up period. Acquired in-place leases as of the date of acquisition are amortized over the remaining lease terms.

Acquired above- and below-market lease values are recorded based on the present value (using interest rates that reflect the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-

place leases and management’s estimate of the market lease rates for the corresponding in-place leases. The capitalized above- and below-market lease values are amortized as adjustments to rental income over the remaining terms of the respective leases.  We also include fixed rate renewal options in our calculation of the fair value of both above- and below-market leases and the periods over which such leases are amortized.  If a tenant has a unilateral option to renew a below-market lease, we include such an option in the calculation of the fair value of such lease and the period over which the lease is amortized if we determine that the tenant has a financial incentive to exercise such option.

Although we do not anticipate any further changes in the Atlanta Portfolio or Fairlawn Town Centre fair value measurements, the measurements may be subject to change within 12 months of the business combination date if new facts or circumstances are brought to the Company’s attention that were previously unknown but existed as of the business combination date.

The following table summarizes the cash paid to acquire the Atlanta Portfolio and Fairlawn Town Centre (amounts in thousands):

	Atlanta	Fairlawn
Description	Portfolio	Town Centre	Totals

Purchase price	$69,650	$42,200	$111,850
Acquisition costs	1,040	550	1,590
Deferred financing costs	97	81	178
Environmental escrow (restricted cash)	-	8	8
Prepaid insurance	97	62	159
Proceeds from Secured Credit Facility	(44,335)	(27,430)	(71,765)
Proceeds from Unsecured Credit Facility	(400)	-	(400)
Total cash paid to acquire property	$26,149	$15,471	$41,620

c.           Reflects additional offering proceeds of $20,247,000 from the sale of 2,034,257 shares in the Company’s ongoing public offering as received on December 31, 2012 based on offering proceeds actually received as of January 30, 2013, along with additional draws of $13,909,000 from the Secured Credit Facility and $3,000,000 from the Unsecured Credit Facility.  Including the $71,765,000 proceeds from the Secured Credit Facility and $400,000 from the Unsecured Credit Facility received at closing, total loan proceeds were $89,074,000.  $26,149,363 and $15,470,637 was paid in cash at closing for the acquisition of the Atlanta Portfolio and Fairlawn Town Centre, respectively, as shown in the table below (amounts in thousands):

Description

Additional offering proceeds	$20,247
Draws on Secured Credit Facility	13,909
Draws on Unsecured Credit Facility	3,000
Cash paid to acquire Atlanta Portfolio	(26,149)
Cash paid to acquire Fairlawn Town Centre	(15,471)
$(4,464)

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year

Ended December 31, 2012

a.             Reflects the Company’s historical operations for the year ended December 31, 2012.

b.           Reflects the combined historical revenues and certain operating expenses of the Atlanta Portfolio and Fairlawn Town Centre for the year ended December 31, 2012.

c.           Reflects pro forma adjustments related to the operations of five significant acquisitions made since January 1, 2012, as if they were acquired on January 1, 2012, in addition to other pro forma adjustments related to the acquisition of the Atlanta Portfolio and Fairlawn Town Centre (amounts in thousands).

	Previous	Previous
	Acquisitions	Acquisitions			Atlanta		Fairlawn
	Actual	Pro Forma			Portfolio		Town Centre		Total Pro
	Results of	Results of	Pro Forma		Pro Forma		Pro Forma		Forma
Description	Operations	Operations	Adjustments		Adjustments		Adjustments		Adjustments
	(k)	(l)	(m)
Revenue:
Rental income	$13,828	$15,814	$1,986		$(39)	(d)	$(5)	(d)	$1,942
Tenant recovery income	3,635	4,024	389		-		-		389
Other property income	87	98	11		-		-		11
Total revenues	17,550	19,936	2,386		(39)		(5)		2,342

Expenses:
Property operating	2,957	3,415	458		21	(e)	22	(e)	501
Real estate taxes	2,055	2,219	164		-		-		164
General and administrative	1,717	2,040	323		527	(f)	318	(f)	1,168
Acquisition expenses	3,981	3,338	(643)	(g)	-		-		(643)
Depreciation and amortization	8,094	9,264	1,170		3,084	(h)	1,989	(h)	6,243
Total expenses	18,804	20,276	1,472		3,632		2,329		7,433

Operating (loss) income	(1,254)	(340)	914		(3,671)		(2,334)		(5,091)

Other income (expense):
Interest expense, net	(3,020)	(3,382)	(362)		(1,618)	(i)	(747)	(i)	(2,727)
Other income	1	1	-		-		-		-

Net loss	(4,273)	(3,721)	552		(5,289)		(3,081)		(7,818)
Net loss (income) attributable to
noncontrolling interests	927	549	(378)		-		-		(378)
Net loss attributable to
Company shareholders	$(3,346)	$(3,172)	$174		$(5,289)		$(3,081)		$(8,196)

d.           Reflects the sum of the pro forma straight-line amortization of above- and below-market leases over the average remaining terms of the leases and the adjustment to reflect straight-line rental revenues as if the Company had acquired the properties as of January 1, 2012.

e.           Reflects property management fees associated with the current management, a related-party, at a rate of 4.5% of cash receipts from the properties.  Property management fees associated with the current management for the Atlanta Portfolio were $314,000, and property management fees included in the historical financial information were $293,000.  Property management fees associated with the current management for Fairlawn Town Centre were $201,000, and property management fees included in the historical financial information were $179,000.

f.            Reflects the asset management fees owed to the Company’s related-party advisor associated with the Atlanta Portfolio and Fairlawn Town Centre, for an annual asset management fee of 1% of the costs of the real estate investments.

g.          Reflects the adjustment to remove the acquisition expenses for the five significant acquisitions made since January 1, 2012.

h.           Reflects the depreciation and amortization of the Atlanta Portfolio and Fairlawn Town Centre using the straight-line method over the estimated useful life of 30 years for buildings, 15 years for land improvements, and average remaining terms of the leases for tenant improvements and in-place leases.

i.                     Reflects the approximate amount of interest based on the terms of the Secured Credit Facility at LIBOR plus 2.25% (using an average monthly LIBOR rate during the year ended December 31, 2012 of 0.24%) and the Unsecured Credit Facility at LIBOR plus 4.50% on the $85.7 million and $3.4 million loan draws, respectively, that would have been incurred for the acquisition of the Atlanta Portfolio and Fairlawn Town Centre on January 1, 2012.  Each one-eighth of a percent change in LIBOR would increase or decrease, respectively, interest expense by $111,000.

j.            Reflects the weighted average shares that would be outstanding if the property was acquired on January 1, 2012, based on offering proceeds received as of January 30, 2013.

k.         Previously presented on the Company’s annual report on Form 10-K for the year ended December 31, 2012.

l.            Reflects the pro forma results of operations as if all significant previously owned properties purchased after January 1, 2012 were actually purchased on January 1, 2012.

m.          Reflects the adjustments resulting from the differences between previous acquisitions actual results of operations and previous acquisitions pro forma results of operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phillips Edison – ARC Shopping Center REIT Inc.

Dated: April 3, 2013	By:	/s/ Richard J. Smith
Richard J. Smith
Chief Financial Officer